                    Transcript Document No. 2
                    _________________________



          SUFFOLK COUNTY INDUSTRIAL DEVELOPMENT AGENCY

                    SUFFOLK COUNTY, NEW YORK

                               and

                       OLS HOLDINGS, INC.

                    _________________________

                         LEASE AGREEMENT
                    _________________________



                    Dated as of April 1, 1995

                           $30,000,000
          Suffolk County Industrial Development Agency
        1995 Taxable Industrial Development Revenue Bond
      (OLS Holdings, Inc./The Olsten Corporation Facility)



                    Duplicate
                    No Security Interest Can Be
                    Created Herein Except By
                    Possession Of The Original
                    Counterpart Hereof.

                        TABLE OF CONTENTS


                                                             Page

                            ARTICLE I

DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . .3


                           ARTICLE II
                  REPRESENTATIONS AND COVENANTS

SECTION 2.1    Representations and Covenants of Issuer . . . . .4
SECTION 2.2    Representations and Covenants of Company. . . . .5
SECTION 2.3    Covenant with Owners. . . . . . . . . . . . . . .6


                           ARTICLE III
                FACILITY SITE AND TITLE INSURANCE

SECTION 3.1    Agreement to Convey to Issuer . . . . . . . . . .7
SECTION 3.2    Title Insurance . . . . . . . . . . . . . . . . .7
SECTION 3.3    Subordination of Lease Agreement. . . . . . . . .7


                           ARTICLE IV
ACQUISITION, RENOVATION, CONSTRUCTION AND EQUIPPING OF FACILITY;
                      ISSUANCE OF THE BOND

SECTION 4.1    Acquisition, Renovation, Construction and
                      Equipping of Facility. . . . . . . . . . .8
SECTION 4.2    Issuance of the Bond;
                    Disbursement of Bond Proceeds. . . . . . . .9
SECTION 4.3    Application of Bond Proceeds. . . . . . . . . . .9
SECTION 4.4    Certificates of Completion. . . . . . . . . . . 10
SECTION 4.5    Completion by Company . . . . . . . . . . . . . 10
SECTION 4.6    [Reserved]. . . . . . . . . . . . . . . . . . . 10
SECTION 4.7    Remedies to be Pursued Against Contractors,
                    Subcontractors Materialmen and their
                    Sureties . . . . . . . . . . . . . . . . . 11


                            ARTICLE V
             DEMISING CLAUSES AND RENTAL PROVISIONS

SECTION 5.1    Demise of Facility. . . . . . . . . . . . . . . 12
SECTION 5.2    Duration of Lease Term; Quiet Enjoyment . . . . 12
SECTION 5.3    Rents and Other Amounts Payable . . . . . . . . 12
SECTION 5.4    Obligations of Company Hereunder Unconditional. 13
SECTION 5.5    Payment of Additional Moneys in Prepayment
                    of Bond. . . . . . . . . . . . . . . . . . 13
SECTION 5.6    Rights and obligations of Company upon
                    Prepayment of Bond . . . . . . . . . . . . 14
SECTION 5.7    Security Interest . . . . . . . . . . . . . . . 14




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                           ARTICLE VI
                   MAINTENANCE, MODIFICATIONS,
                       TAXES AND INSURANCE

SECTION 6.1    Maintenance and Modifications of
                    Facility by Company. . . . . . . . . . . . 15
SECTION 6.2    Installation of Additional Equipment. . . . . . 15
SECTION 6.3    Taxes, Assessments and Utility Charges. . . . . 16
SECTION 6.4    Insurance Required. . . . . . . . . . . . . . . 17
SECTION 6.5    Additional Provisions Respecting Insurance. . . 18
SECTION 6.6    Application of Net Proceeds of Insurance. . . . 19
SECTION 6.7    Right of Bondholder to Pay Taxes, Insurance
                    Premiums and Other Charges . . . . . . . . 19
SECTION 6.8    Compliance with Articles 31 and 31-B of Tax Law 20


                           ARTICLE VII
              DAMAGE, DESTRUCTION AND CONDEMNATION

SECTION 7.1    Damage or Destruction of the Facility . . . . . 22
SECTION 7.2    Condemnation. . . . . . . . . . . . . . . . . . 23
SECTION 7.3    Condemnation of Company-Owned Property. . . . . 25
SECTION 7.4    Recovery Against Contractor, Etc. . . . . . . . 25
SECTION 7.5    Waiver of Real Property Law Section 227 . . . . 26


                          ARTICLE VIII
                        SPECIAL COVENANTS

SECTION 8.1    No Warranty of Condition or Suitability
                    by Issuer. . . . . . . . . . . . . . . . . 27
SECTION 8.2    Hold Harmless Provisions. . . . . . . . . . . . 27
SECTION 8.3    Right to Inspect Facility . . . . . . . . . . . 28
SECTION 8.4    Company to Maintain Its Existence . . . . . . . 28
SECTION 8.5    Qualification in State. . . . . . . . . . . . . 28
SECTION 8.6    Agreement to File Annual Statements and
                    provide Information. . . . . . . . . . . . 28
SECTION 8.7    Books of Record and Account; Financial
                    Statements . . . . . . . . . . . . . . . . 28
SECTION 8.8    Compliance With Orders, Ordinances, Etc . . . . 28
SECTION 8.9    Discharge of Liens and Encumbrances . . . . . . 31
SECTION 8.10   Identification of Equipment . . . . . . . . . . 31
SECTION 8.11   Depreciation Deductions and Investment
                    Tax Credit . . . . . . . . . . . . . . . . 32
SECTION 8.12   Employment Opportunities, Notice of Jobs. . . . 32














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                           ARTICLE IX
            RELEASE OF CERTAIN LAND; ASSIGNMENTS AND
                 SUBLEASING; PLEDGE OF INTERESTS

SECTION 9.1    Restriction On Sale of Facility; Release of
                    Certain Land . . . . . . . . . . . . . . . 33
SECTION 9.2    Removal of Equipment. . . . . . . . . . . . . . 33
SECTION 9.3    Assignment and Subleasing . . . . . . . . . . . 34
SECTION 9.4    Mortgage of Facility; Pledge of Issuer's
                    Interests to Bondholder. . . . . . . . . . 34
SECTION 9.5    Merger of Issuer. . . . . . . . . . . . . . . . 35


                            ARTICLE X
                 EVENTS OF DEFAULT AND REMEDIES

SECTION 10.1   Events of Default Defined . . . . . . . . . . . 36
SECTION 10.2   Remedies on Default . . . . . . . . . . . . . . 38
SECTION 10.3   Remedies Cumulative . . . . . . . . . . . . . . 38
SECTION 10.4   Agreement to Pay Attorneys' Fees and Expenses . 38
SECTION 10.5   No Additional Waiver Implied by one Waiver. . . 38


                           ARTICLE XI
              EARLY TERMINATION OF LEASE AGREEMENT;
                   OPTION IN FAVOR OF COMPANY

SECTION 11.1A  Voluntary Termination of Lease Agreement. . . . 39
SECTION 11.1B  Mandatory Termination of Lease Agreement. . . . 39
SECTION 11.2A  Conditions to Early Termination of Lease
                    Agreement. . . . . . . . . . . . . . . . . 39
SECTION 11.2B  Conditions to Early Termination of Lease
                    Agreement. . . . . . . . . . . . . . . . . 39
SECTION 11.3   Obligation to Purchase Facility . . . . . . . . 40
SECTION 11.4   Conveyance on Purchase. . . . . . . . . . . . . 40
SECTION 11.5   Amounts Remaining on Deposit with Bondholder
                    upon Payment of Bond . . . . . . . . . . . 41


                           ARTICLE XII
                          MISCELLANEOUS

SECTION 12.1   Notices . . . . . . . . . . . . . . . . . . . . 42
SECTION 12.2   Binding Effect. . . . . . . . . . . . . . . . . 42
SECTION 12.3   Severability. . . . . . . . . . . . . . . . . . 42
SECTION 12.4   Amendments, Changes and Modifications . . . . . 42
SECTION 12.5   Execution of Counterparts . . . . . . . . . . . 43
SECTION 12.6   Applicable Law. . . . . . . . . . . . . . . . . 43
SECTION 12.7   List of Additional Equipment; Further
                    Assurances . . . . . . . . . . . . . . . . 43
SECTION 12.8   Survival of Obligations . . . . . . . . . . . . 43
SECTION 12.9   Table of Contents and Section
                    Headings not Controlling . . . . . . . . . 43

EXHIBIT A -    Legal Description of Real Property
EXHIBIT B -    Equipment



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               THIS LEASE AGREEMENT dated as of April 1, 1995 is
between the SUFFOLK COUNTY INDUSTRIAL DEVELOPMENT AGENCY, a public benefit corporation of the State of New York having its office at 220 Rabro Drive, P.O. Box 6100, New York 11788-0099 (the "Issuer"), and OLS HOLDINGS, INC., a business corporation duly organized and validly existing under the laws of the State of New York having an office at 175 Broad Hollow Road, Melville, New York 11747 (the "Company").


                         R E C I T A L S


          Title 1 of Article 18-A of the General Municipal Law of the State of New York was duly enacted into law as Chapter 1030 of the Laws of 1969 of the State of New York;

          The aforesaid act authorizes the creation of industrial development agencies for the Public Purposes of the State;

          The aforesaid act further authorizes each such agency to lease any or all of its facilities at such rentals and on such other terms and conditions as it deems advisable, to issue its bonds for the purpose of carrying out any of its corporate purposes and, as security for the payment of the principal and redemption price of, and interest on, any such bonds so issued and any agreements made in connection therewith, to mortgage any or all of its facilities or to create security interests therein and to assign and pledge the revenues and receipts from the leasing of its facilities;

          Pursuant to and in accordance with the provisions of the aforesaid act, the Issuer was created and is empowered under the Act to undertake the providing, financing and leasing of the Facility defined below;

          The Facility shall consist of the acquisition of 7.5 acres located on the southeast corner of 175 Broad Hollow Road (NYS Route 110) and Pinelawn Road (also known as Wellwood Avenue)(County Route 3) at 175 Broad Hollow Road and at 25 Pinelawn Road, Melville, Town of Huntington, Suffolk County, New York and the renovation and equipping thereon of an approximately 70,000 square foot two-story building and the construction of an approximately 50,000 square foot two-story addition to the existing building including the construction of associated parking areas;

          The Issuer proposes to provide the Facility and to finance the cost thereof by the issuance of the Bond;

          The Issuer proposes to lease the Facility to the Company, and the Company desires to rent the Facility from the Issuer, upon the terms and conditions set forth in this Lease
Agreement;





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

          The Company will then sublease the Facility to The Olsten Corporation, a Delaware corporation duly authorized to do business in the State of New York, having an office at 175 Broad Hollow Road, Melville, New York 11747 (the "Sublessee"), and the Sublessee desires to rent the Facility from the Company, upon the terms and conditions set forth in the Sublease Agreement dated April 13, 1995 (the "Sublease").

          The Company and the Sublessee have agreed with the Issuer, on behalf of the Issuer and as the Issuer's agent, to acquire, renovate, contract and equip the Facility in accordance with the Plans and Specifications;

          The Issuer and the Company propose to grant a Mortgage and Security Agreement dated April 13, 1995 (the "Mortgage") to Broad Pines Development Corp. (the "Purchaser") as security for the Bonds and for the Company's obligations under the Lease Agreement as the same may be modified, amended, renewed or extended from time to time.


                            AGREEMENT

          For and in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto do hereby mutually agree as follows:
































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                            ARTICLE I

                           DEFINITIONS


     All capitalized terms used in this Lease Agreement and not otherwise defined shall have the meanings assigned thereto in the Schedule of Definitions attached to the Bond Purchase Agreement (the "Bond Purchase Agreement"), dated April 13, 1995 by and among the Issuer, the Company and the Bondholder which are incorporated herein and made a part hereof by reference.
















































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                           ARTICLE II

                  REPRESENTATIONS AND COVENANTS


          Section 2.1 Representations and Covenants of Issuer.
The Issuer makes the following representations and covenants as the basis for the undertakings on its part herein contained:

          (a) The Issuer is duly established and validly existing under the provisions of the Act and has full legal right, power and authority to execute, deliver and perform each of the Issuer Documents and the other documents contemplated thereby. Each of the Issuer Documents and the other documents contemplated thereby have been duly authorized, executed and delivered by the Issuer.


          (b) The Issuer will cause the Land to be acquired, the Improvements to be constructed and the Equipment to be acquired and installed and will lease the Facility to the Company pursuant to this Lease Agreement, all for the Public Purposes of the State.

          (c) To finance certain of the Costs of the Facility, the Issuer will issue the Bond in the aggregate principal amount of $30,000,000. The Bond will be issued, mature, bear interest, be redeemable and have other terms and provisions as provided for in the Bond and the Bond Purchase Agreement.

          (d) By resolution adopted on March 23, 1994, the Issuer determined that, based upon the review by the Issuer of the materials submitted and the representations made by the Company relating to the Facility, the Facility would not have a "significant impact" or "significant effect" on the environment within the meaning of the SEQR Act.

          (e) Neither the execution and delivery of any of the Issuer Documents and the other documents contemplated thereby or the consummation of the transactions contemplated thereby nor the fulfillment of or compliance with the provisions of any of the Issuer Documents and the other documents contemplated thereby, will conflict with or result in a breach of or constitute a default under any of the terms, conditions or provisions of the Act, any other law or ordinance of the State or any political subdivision thereof or of the Issuer's Certificate of Establishment or By-laws, as amended, or of any corporate restriction or any agreement or instrument to which the Issuer is a party or by which it is bound, or result in the creation or imposition of any Lien of any nature upon any of the Property of the Issuer under the terms of the Act or any such law, ordinance, Certificate of Establishment, By-laws, restriction, agreement or instrument, except for Permitted Encumbrances.

          (f) Each of the Issuer Documents and the other documents contemplated thereby constitutes a legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms.

          Section 2.2 Representations and Covenants of Company.
The Company makes the following representations and covenants as the basis for the undertakings on its part herein contained:

          (a) The Company is a business corporation duly organized and validly existing under the laws of the State of New York, is in good standing under the laws of the State and has full legal right, power and authority to execute, deliver and perform each of the Company Documents and the other documents contemplated thereby. Each of the Company Documents and the other documents contemplated thereby has been duly authorized, executed and delivered by the Company.

          (b) Neither the execution and delivery of any of the Company Documents and the other documents contemplated thereby or the consummation of the transactions contemplated thereby nor the fulfillment of or compliance with the provisions of any of the Company Documents and the other documents contemplated thereby, will conflict with or result in a breach of or constitute a default under any of the terms, conditions or provisions of any law or ordinance of the State or any political subdivision thereof or of the Company's Certificate of Incorporation or By-laws, as amended, or any corporate restriction or any agreement or instrument to which the Company is a party or by which it is bound, or result in the creation or imposition of any Lien of any nature upon any of the Property of the Company under the terms of any such law, ordinance, Certificate of Incorporation or By-laws, as amended, restriction, agreement or instrument, except for Permitted Encumbrances.

          (c) The Facility and the design, acquisition, construction, equipping, use and operation thereof will conform with all applicable zoning, planning, building and environmental laws, ordinances, rules and regulations of governmental authorities having jurisdiction over the Facility.

          (d) The Company shall perform or cause to be performed, for and on behalf of the Issuer each and every obligation of the Issuer under and pursuant to the Bond Purchase
Agreement and the Mortgage.

          (e) Each of the Company Documents and the other documents contemplated thereby constitutes a legal, valid and obligation of the Company enforceable against the Company in accordance with its terms.









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          Section 2.3 Covenant with Owners.  The Issuer and the
Company agree that this Lease Agreement is executed in part to induce the purchase by the Bondholder of the Bond. Accordingly, all covenants and agreements on the part of the Issuer and the Company set forth in this Lease Agreement is hereby declared to be for the benefit of the Bondholder.





















































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                           ARTICLE III

                FACILITY SITE AND TITLE INSURANCE


          Section 3.1 Agreement to Convey to Issuer. The Company has conveyed or has caused to be conveyed to the Issuer (i) good and marketable title to the Land, including any buildings, structures or other improvements thereon, and (ii) lien-free title to the Equipment except as otherwise set forth on EXHIBIT B hereto, in each case except for Permitted Encumbrances.

          Section 3.2 Title Insurance.  The Company and/or the
Sublessee has obtained title insurance for the benefit of the Agency in an amount equal to $30,000,000, insuring title to the Land and the Improvements thereon, except for Permitted
Encumbrances.

          Section 3.3 Subordination of Lease Agreement. This Lease Agreement and any and all modifications, amendments, renewals and extensions thereof is subject and subordinate to the Mortgage and the Bond Purchase Agreement and to any and all modifications, amendments, consolidations, extensions, renewals, replacements and increases thereof.



































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                           ARTICLE IV

ACQUISITION, RENOVATION, CONSTRUCTION AND EQUIPPING OF FACILITY;
                      ISSUANCE OF THE BOND


          Section 4.1 Acquisition, Renovation, Construction and
Equipping of Facility.

          (a) The Company and the Sublessee agrees that, on behalf of the Issuer, it will renovate and equip the entire
Facility in accordance with the Plans and Specifications.

          (b) The Company and the Sublessee may revise the Plans and Specifications from time to time with the written approval of the Bondholder, which approval may not be unreasonably withheld but may be subject to such conditions as the Bondholder may deem appropriate.

          (c) Title to all materials, equipment, machinery and other items of Property incorporated or installed in the Facility shall vest in the Issuer immediately upon the Company's and/or the Sublessee's obtaining an interest in or to the materials, equipment, machinery and other items of Property. The Company and/or the Sublessee shall execute, deliver and record or file all instruments necessary or appropriate to so vest title to the Issuer and shall take all action necessary or appropriate to protect such title against claims of any third Persons.

          (d) The Issuer hereby appoints the Company and the Sublessee its true and lawful agent, and the Company hereby accepts such agency (i) to renovate and equip the Facility in accordance with the Plans and Specifications, (ii) to make, execute, acknowledge and deliver any contracts, orders, receipts, writings and instructions with any other Persons, and in general to do all things which may be requisite or proper, all for acquisition and renovation of the Improvements and acquiring and installing the Equipment with the same powers and with the same validity as the Issuer could do if acting on its own behalf,
(iii) to pay all fees, costs and expenses incurred in the acquisition and renovation of the Improvements and the acquisition and installation of the Equipment from funds made available therefor in accordance with this Lease Agreement, and
(iv) to ask, demand, sue for, levy, recover and receive all such sums or money, debts, dues and other demands whatsoever which may be due, owing and payable to the Issuer under the terms of any contract, order, receipt, or writing in connection with acquisition, renovation, and completion of the Improvements and the acquisition and installation of the Equipment, and to enforce the provisions of any contract, agreement, obligation, bond or other performance security.

          (e) The Issuer shall enter into, and accept the assignment of, such contracts as the Company may request in order to effectuate the purposes of this Section 4.1.




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
          (f) The Company and/or the Sublessee, as the case may be, as agent for the Issuer, shall comply with all provisions of the Labor Law of the State except as hereinafter noted, applicable to the acquisition, renovation and equipping of the Facility and shall include in all construction contracts all provisions which may be required to be inserted therein by such provisions. In addition, the Company specifically represents that it will comply with Section 220 of the Labor Law of the State, as if such Section was applicable to the Facility.

          Section 4.2 Issuance of the Bond; Disbursement of Bond Proceeds. In order to provide funds for payment of the Costs of the Facility, together with other payments and incidental expenses in connection therewith, the Issuer agrees that it will issue, sell and cause the Bond to be delivered on the terms set forth in the Bond Purchase Agreement. Bond Proceeds shall be disbursed in accordance with the provisions of the Bond Purchase Agreement and Section 4.3 hereof.

          Section 4.3 Application of Bond Proceeds.  Bond
Proceeds, upon the written direction of an Authorized
Representative of the Company, and on the conditions provided for in the Bond Purchase Agreement, shall be applied to pay only the following costs and items of expense paid and incurred by or on behalf of the Issuer:

               (i)  the cost of preparing the Plans and
          Specifications (including any preliminary study or planning of the Facility or any aspect thereof),

               (ii)  all costs of acquiring, renovating, and
          equipping the Facility (including architectural, engineering and supervisory services with respect to the Facility),

               (iii) all fees, taxes, charges and other expenses for recording or filing, as the case may be, the instrument or instruments conveying the Land to the Issuer, and any other documents that the Issuer or the Bondholder may deem desirable in order to protect or perfect the title to the Land and any security interest contemplated by the Mortgage and the Bond Purchase Agreement,

               (iv) interest payable on the Bond during the Construction Period and interest payable during the Construction Period on such interim financing as the Company may have secured with respect to the Facility in contemplation of the issuance of the Bond,

               (v) all legal, accounting and any other fees, costs and expenses incurred in connection with the preparation, printing, reproduction, authorization, issuance, execution, sale and distribution of the Bond and Bond Documents and all other documents in connection herewith or therewith, with the acquisition of title to the Facility and with any other transaction contemplated by this Lease Agreement or Bond Purchase Agreement,

               (vi)  any administrative fee of the Issuer, and

               (vii) reimbursement to the Company for any of the above-enumerated costs and expenses.

          Section 4.4 Certificates of Completion. To establish the Completion Date, the Company shall deliver to the Issuer and the Bondholder a certificate signed by an Authorized Representative of the Company (i) stating that acquisition, renovation, and equipping of the Facility has been completed in accordance with the Plans and Specifications therefor; (ii) stating that except for amounts retained in funds or accounts as the Bondholder and Company deem necessary for the payment of incurred, but unpaid, items of the Costs of the Facility, the payment of all labor, services, materials and supplies used in such acquisition, renovation, and equipping has been made or provided for; and (iii) such certificates as may be satisfactory to the Bondholder, including without limitation, a final certificate of occupancy, if applicable. The Company agrees to complete the acquisition, renovation, construction and equipping of the Facility on or before June 1, 1995.

          Section 4.5 Completion by Company.

          (a) In the event that the Net Proceeds of the Bond are not sufficient to pay in full all costs of acquiring, renovating, and equipping the Facility in accordance with the Plans and Specifications, the Company agrees to pay, for the benefit of the Issuer and the Bondholder, all such sums as may be in excess of the Net Proceeds of the Bond. Title to all portions of the Facility installed or constructed at the Company's cost or expense shall immediately upon such installation or construction vest in the Issuer. The Company shall execute, deliver and record or file such instruments as the Issuer or the Bondholder may request in order to perfect or protect the Issuer's title to or lien of the Mortgage on such portions of the Facility.

          (b) The Company shall not be entitled to any reimbursement for such excess cost or expense from the Issuer or Bondholder or the Owner of the Bond nor shall it be entitled to any diminution or abatement of any other amounts payable by the Company under this Lease Agreement.

          Section 4.6 Reserved.











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          Section 4.7 Remedies to be Pursued Against Contractors,
Subcontractors, Materialmen and their Sureties. In the event of a default by any contractor, subcontractor, materialman or other Person under any contract made by it in connection with the Facility or in the event of a breach of warranty or other liability with respect to any materials, workmanship, or performance guaranty, the Company and/or the Sublessee, as the case may be at its expense, either separately or in conjunction with others, may pursue any and all remedies available to it and the Issuer, as appropriate, against the contractor, subcontractor, materialman or other Person so in default and against any surety for the performance of such contract. The Company and/or the Sublessee, as the case may be in its own name or in the name of the Issuer, may prosecute or defend any action or proceeding or take any other action involving any such contractor, subcontractor, materialman or surety or other Person which the Company and/or the Sublessee, as the case may be deems reasonably necessary, and in such event the Issuer, at the Company's or the Sublessee's expense, hereby agrees to cooperate fully with the Company and/or the Sublessee, as the case may be, and to take all action necessary to effect the substitution of the Company for the Issuer in any such action or proceeding. The Net Proceeds of any recovery from a contractor or subcontractor or materialman or other Person shall be deposited in the Renewal Fund and applied as provided in Section 7.4 hereof and the Bond Purchase Agreement.

































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                            ARTICLE V

             DEMISING CLAUSES AND RENTAL PROVISIONS


          Section 5.1 Demise of Facility. The Issuer hereby leases the Facility, consisting of the Land as particularly described in Exhibit A attached hereto, the Improvements and the Equipment as particularly described in Exhibit B attached hereto, to the Company and the Company hereby takes the Facility from the Issuer upon the terms and conditions of this Lease Agreement.

          Section 5.2 Duration of Lease Term; Quiet Enjoyment.

          (a) The Issuer shall deliver to the Company sole and exclusive possession of the Facility (subject to Sections 8.3 and 10.2 hereof) and the leasehold estate created hereby shall commence on the Closing Date and the Company shall accept possession of the Facility on the Closing Date.

          (b) Except as provided in Section 10.2 hereof, the leasehold estate created hereby shall terminate at 11:59 p.m. on April 13, 2007 or on such earlier date as may be permitted by
Section 11.1 hereof; provided, however, that, except as provided in Section 10.2 hereof, in no event shall this Lease Agreement be terminated until the Bond shall have been paid in full or provision for such full payment shall have been made.

          (c) Except as provided in Sections 8.3 and 10.2 hereof, the Issuer shall neither take nor suffer or permit any action to prevent the Company during the Lease Term from having quiet and peaceable possession and enjoyment of the Facility and will, at the request of the Company and at the Company's cost, cooperate with the Company in order that the Company may have quiet and peaceable possession and enjoyment of the Facility as hereinabove provided.

          Section 5.3 Rents and Other Amounts Payable.

          (a) The Company shall pay basic rent for the Facility on or before each Bond Payment Date directly to the Bondholder, in an amount equal to the Debt Service Payment becoming due and payable on the Bond on such Bond Payment Date (with a 3 day grace period).

          (b)  In addition to the payments of rent pursuant to
Section 5.3(a) hereof, throughout the Lease Term, the Company shall pay to the Issuer as additional rent, within ten (10) days of the receipt of demand therefor, an amount equal to the sum of the expenses of the Issuer and the members thereof incurred (i) by reason of the Issuer's ownership, financing or leasing of the Facility or (ii) in connection with the carrying out of the Issuer's duties and obligations under the Issuer Documents, the payment of which is not otherwise provided for under this Lease Agreement. The foregoing shall not be deemed to include any annual or continuing administrative or management fee beyond any initial administrative fee or fee for services rendered by the Issuer.

          (c) The Company, under the provisions of this Section 5.3, agrees to make the above-mentioned payments in immediately available funds and without any further notice in lawful money of the United States of America. In the event the Company shall fail to timely make any payment required in Section 5.3(a) the Company shall pay the same together with all late payment penalties specified in the Bond. In the event the Company shall fail to timely make any payment required in Section 5.3(b), the Company shall pay the same together with interest on such payment at the rate set forth in the Bond, but in no event at a rate higher than the maximum lawful prevailing rate, from the date on which such payment was due until the date on which such payment is made.

          Section 5.4 Obligations of Company Hereunder
Unconditional. The obligations of the Company to make the payments required in Section 5.3 hereof, and to perform and observe any and all of the other covenants and agreements on its part contained herein shall be a general obligation of the Company, and shall be absolute and unconditional irrespective of any defense or any rights of setoff, recoupment or counterclaim it may otherwise have against the Issuer. The Company agrees it will not (i) suspend, discontinue or abate any payment required hereunder, (ii) fail to observe any of its other covenants or agreements in this Lease Agreement or (iii) terminate this Lease Agreement for any cause whatsoever unless and until the Bond, including premium, if any, and interest thereon, is paid or provided for.

          Subject to the foregoing provisions, nothing contained in this Section shall be construed to release the Issuer from the -performance of any of the agreements on its part contained in this Lease Agreement or to affect the right of the Company to seek reimbursement, and in the event the Issuer should fail to perform any such agreement, the Company may institute such separate action against the Issuer as the Company may deem necessary to compel performance or recover damages for non-performance, and the Issuer covenants that it will not, subject to the provisions of Section 8.3 and Article X hereof, take, suffer or permit any action which will adversely affect, or create any defect in its title to the Facility or which will otherwise adversely affect the rights or estate of the Company hereunder, except upon written consent of the Company.

          Section 5.5 Payment of Additional Moneys in Prepayment of Bond. In addition to any other moneys required or permitted to be paid pursuant to this Lease Agreement, the Company may, subject to the terms of the Bond Purchase Agreement, pay moneys to the Bondholder (i) to be applied as the prepayment of amounts to become due and payable by the Company pursuant to Section 5.3(a) hereof, or (ii) to be used for the redemption or prepayment of any Bond at such time or times and on such terms and conditions as is provided in such Bond and in the Bond

Purchase Agreement. The Company shall notify the Issuer and the Bondholder in writing as to the purpose of any such payment.

          Section 5.6 Rights and obligations of the Company upon Prepayment of Bond. In the event the Bond shall have been paid in full prior to the termination date specified in Section 5.2(b) hereof or provision for such payment shall have been made in accordance with the Bond Purchase Agreement, (i) all references in this Lease Agreement to the Bond, the Assignment, the Mortgage and the Bond Purchase Agreement shall be ineffective and (ii) the Company shall be entitled, at its option, to the exclusive use, occupancy and enjoyment of the Facility from the date of such payment until the scheduled expiration of the Lease Term, without the payment of any further basic rent under Section 5.3(a) hereof, but otherwise on all of the terms and conditions hereof, except that the Company shall not be required to carry any insurance for the benefit of the Bondholder, or the Company may, at its option, require the Issuer to convey the Facility to the Company pursuant to the terms of Section 11.3 hereof. In the event of any such payment or the making of any such provision, the Issuer, at the sole cost of the Company, shall obtain and record or file appropriate discharges or releases of the Assignment and any other security interest relating to the Facility or this Lease Agreement.

          Section 5.7 Security Interest. The Company acknowledges that this Lease Agreement is intended as security for payment of the principal of and redemption premium, if any, and interest on the Bond.

                           ARTICLE VI

         MAINTENANCE, MODIFICATIONS, TAXES AND INSURANCE


          Section 6.1 Maintenance and Modifications of Facility by Company.

          (a) The Company shall not abandon the Facility or cause or permit any waste to the Improvements. During the Lease Term, the Company shall not remove any part of the Facility outside of the jurisdiction of the Issuer and shall (i) keep the Facility in as reasonably safe condition as its operations shall permit; (ii) make all necessary repairs and replacements to the Facility (whether ordinary or extraordinary, structural or nonstructural, foreseen or unforeseen); and (iii) operate the Facility in a sound and economic manner.

          (b) With the written consent of the Issuer and the Bondholder, which shall not be unreasonably withheld or delayed, the Company from time to time may make any structural additions, modifications or improvements to the Facility or any part thereof, provided such actions do not adversely affect the structural integrity of the Facility. All such additions, modifications or improvements made by the Company shall become a part of the Facility and the Property of the Issuer. The Company agrees to deliver to the Issuer all documents which may be necessary or appropriate to convey to the Issuer title to such Property.

          Section 6.2 Installation of Additional Equipment. Subject to the provisions of Section 8.10 hereof, the Company or any permitted sublessee of the Company from time to time may install additional machinery, equipment or other personal property in the Facility (which may be attached or affixed to the Facility), and such machinery, equipment or other personal property shall not become, or be deemed to become, a part of the Facility, provided that the acquisition and installation of such property is not financed from either the Construction Fund or the Renewal Fund. The Company from time to time may create or permit to be created any Lien on such machinery, equipment or other personal property. Further, the Company from time to time may remove or permit the removal of such machinery, equipment and other personal property from the Facility, provided that any such removal of such machinery, equipment or other personal property shall not occur (i) if any Event of Default has occurred; or (ii) if any such removal shall adversely affect the structural integrity of the Facility or impair the overall operating efficiency of the Facility for the purposes for which it is intended, and provided further, that if any damage is occasioned to the Facility by such removal, the Company agrees to promptly repair such damage at its own expense.

          6.3 Taxes, Assessments and Utility Charges.

          (a) The Company agrees to pay, as the same become due and before any fine, penalty, interest (except interest which is payable in connection with legally permissible installment payments) or other cost may be added thereto or become due or be imposed by operation of law for the non-payment thereof, (i) all taxes, payments in lieu of taxes and governmental charges of any kind whatsoever which may at any time be lawfully assessed or levied against or with respect to the Facility and any machinery, equipment or other Property installed or brought by the Company therein or thereon, including, without limiting the generality of the foregoing, any sales or use taxes imposed with respect to the Facility or any part or component thereof, or the rental or sale of the Facility or any part thereof and any taxes levied upon or with respect to the income or revenues of the Issuer from the Facility; (ii) all utility and other charges, including service charges, incurred or imposed for or with respect to the operation, maintenance, use, occupancy, upkeep and improvement of the Facility; and (iii) all assessments and charges of any kind whatsoever lawfully made by any governmental body for public improvements; and (iv) at the option of the Bondholder all insurance required to be maintained by Section 6.4 hereof; provided that, with respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, the Company shall be obligated under this Lease Agreement to pay only such installments as are required to be paid during the Lease term.

          (b) The Company may in good faith contest any such taxes, assessments and other charges. In the event of any such proceedings, the Company may permit the taxes, assessments or other charges so contested to remain unpaid during the period of such proceedings and any appeal therefrom, provided, however, that (i) neither the Facility nor any part thereof or interest therein would be in any immediate danger of being sold, forfeited or lost by reason of such proceedings and (ii) the Company shall have set aside on its books adequate reserves with respect thereto and shall have furnished such security, if any, as may be required in such proceedings or requested by the Issuer or the Bondholder.

          (c) The Issuer agrees that if it or the Company contests any taxes, assessments or other charges provided for in paragraph (b) hereof, all sums returned, as a result thereof, will be promptly transmitted by the Issuer to the Company and that the Company shall be entitled to retain all such amounts.

          (d) Within thirty (30) days of receipt of written request therefor, the Company shall deliver to the Bondholder official receipts of the appropriate taxing authorities or other reasonably satisfactory to the Bondholder evidencing payment of any tax.

          Section 6.4 Insurance Required. At all times throughout the Lease Term, including, when indicated herein, during the Construction Period, the Company shall, at its sole cost and expense, maintain or cause to be maintained insurance against such risks and for such amounts as are customarily insured against by facilities of like size and type and shall pay, as the same become due and payable, all premiums with respect thereto, including, but not necessarily limited to:

          (a) Insurance against loss or damage by fire, lightning and other casualties customarily insured against, with a uniform standard extended coverage endorsement, such insurance to be in an amount not less than the full replacement value of the completed Improvements, exclusive of footings and foundations, as determined by a recognized appraiser or insurer selected by the Company, but in no event less than the principal amount of the Bonds. During the Construction Period, such policy shall be written in the so-called "Builder's Risk Completed Value Non-Reporting Form" and shall contain a provision granting the insured permission to complete and/or occupy.

          (b) Workers' compensation insurance, disability benefits insurance and each other form of insurance which the Company is required by law to provide, covering loss resulting from injury, sickness, disability or death of employees of the Company who are located at or assigned to the Facility. This coverage shall be in effect from and after the Completion Date or on such earlier date as any employees of the Company first occupy the Facility.

          (c) Insurance protecting the Issuer and the Company against loss or losses from liability imposed by law or assumed in any written contract (including the contractual liability assumed by the Company under Section 8.2 hereof) and arising from personal injury, including bodily injury or death, or damage to the property of others, caused by an accident or occurrence with a limit of liability of not less than $1,000,000 (combined single limit for personal injury, including bodily injury or death, and property damage) and with a blanket excess liability coverage in an amount not less than $9,000,000 combined single limit or equivalent protecting the Issuer and the Company against any loss or liability or damage for personal injury, including bodily injury or death, or property damage. This coverage shall also be in effect during the Construction Period.

          (d) During the Construction Period (and for at least one year thereafter in the case of Products and Completed Operations as set forth below), the Company shall cause the general contractor to carry liability insurance of the type and providing the minimum limits set forth below:

               (i)  Workers, compensation and employer's
liability with limits in accordance with applicable law.

               (ii) Comprehensive general liability providing coverage for:

               Premises and Operations
               Products and Completed Operations
               Owners Protective
               Contractors Protective
               Contractual Liability
               Personal Injury Liability
               Broad Form Property Damage
                 (including completed operations)
               Explosion Hazard
               Collapse Hazard
               Underground Property Damage Hazard

Such insurance shall have a limit of liability of not less than $1,000,000 (combined single limit for personal injury, including bodily injury or death, and property damage).

               (iii) Comprehensive auto liability, including all owned, non-owned and hired autos, with a limit of liability of not less than $1,000,000 (combined single limit for personal injury, including bodily injury or death, and property damage).

               (iv)  Excess "umbrella" liability providing
liability insurance in excess of the coverages in (i), (ii) and
(iii) above with a limit of not less than $9,000,000.

          Section 6.5 Additional Provisions Respecting Insurance.

          (a) All insurance required by Section 6.4 hereof shall be procured and maintained in financially sound and generally recognized responsible insurance companies selected by the entity required to procure the same and authorized to write such insurance in the State. Such insurance may be written with deductible amounts comparable to those on similar policies carried by other companies engaged in businesses similar in size, character and other respects to those in which the procuring entity is engaged. All policies of insurance required by Section
6.4 hereof shall provide for at least thirty (30) days' prior written notice of the restriction, cancellation or modification thereof to the Issuer. The policy evidencing the insurance required by Section 6.4(c) hereof shall name the Issuer as additional named insured. All policies evidencing the insurance required by Sections 6.4(d)(ii) and (iv) shall name the Issuer and the Company as additional named insured.

          (b) A copy of the policy or certificate (or binder) of insurance required by Section 6.4(c) hereof shall be delivered to the Issuer on or before the Closing Date. A copy of the policies or original certificates (or original binders) of insurance required by Sections 6.4(d)(i), (ii) and (iv) hereof shall be delivered to the Issuer on or before the Closing Date. The Company shall deliver to the Issuer before the first Business Day of April in each calendar year thereafter a certificate dated not earlier than the immediately preceding month reciting that there is in full force and effect, with a term covering at least the next succeeding twelve (12) months, insurance of the types and in the amounts required by Section 6.4 hereof and complying with the additional requirements of Section 6.5(a) hereof. Prior to the expiration of each such policy, the Company shall furnish the appropriate Person with evidence that such policy has been renewed or replaced or is no longer required by this Lease Agreement. The Company shall provide such further information with respect to the insurance coverage required by this Lease Agreement as the Issuer may from time to time reasonably require.

          Section 6.6 Application of Net Proceeds of Insurance. The Net Proceeds of the insurance carried pursuant to the provisions of Section 6.4 hereof shall be applied as follows: (i) the Net Proceeds of the insurance required by Sections 6.4(a) hereof shall be applied as provided in Section 7.1 hereof and
(ii) the Net Proceeds of the insurance required by Sections 6.4(b), (c), and (d) hereof shall be applied toward extinguishment or satisfaction of the liability with respect to which such insurance proceeds may be paid.

          Section 6.7 Right of Bondholder to Pay Taxes, Insurance Premiums and Other Charges. If the Company fails (i) to pay any tax, together with any fine, penalty, interest or cost which may have been added thereto or become due or been imposed by operation of law for nonpayment thereof, or payments-in-lieu-of-taxes pursuant to the PILOT Agreement, assessment or other governmental charge required to be paid by Section 6.3 hereof,
(ii) to maintain any insurance required to be maintained by
Section 6.4 hereof, (iii) to pay any amount required to be paid by any law or ordinance relating to the use or occupancy of the Facility or by any requirement, order or notice of violation thereof issued by any governmental person, (iv) to pay any mechanic's Lien which is recorded or filed against the Facility or any part thereof (unless contested in accordance with the provisions of Section 8.9(b) hereof), (v) to pay any real property transfer gains tax, together with any interest and penalties thereon, which is due and payable by reason of a conveyance of the leasehold estate in and to the Facility pursuant to a judicial sale in any foreclosure action or by deed and/or assignment in lieu of foreclosure or (vi) to pay any other amount or perform any act hereunder required to be paid or performed by the Company hereunder, the Issuer or the Bondholder may pay or cause to be paid such tax or payments-in-lieu-of-taxes pursuant to the PILOT Agreement, assessment or other governmental charge or the premium for such insurance or any such other payment or may perform any such act. No such payment shall be made or act performed by the Issuer or the Bondholder until at least ten (10) days shall have elapsed since notice shall have been given by the Bondholder to the Issuer, with a copy of such notice being given to the Company (or by the Issuer to the Company and the Bondholder), and in the case of any tax, assessment or governmental charge or the amounts specified in paragraphs (iii), (vi) and (v) hereof, no such payment shall be made in any event if the Company is contesting the same in good faith to the extent and as permitted by this Lease Agreement unless an Event of Default hereunder shall have occurred and be continuing. No such payment by the Issuer or the Bondholder shall affect or impair any rights of the Issuer hereunder or of the Bondholder under the Bond Purchase Agreement or the Mortgage arising in consequence of such failure by the Company. The Company shall, on demand, reimburse the Issuer or the Bondholder for any amount so paid or for expenses or costs incurred in the performance of any such act by the Issuer or the Bondholder pursuant to this Section (which shall include all reasonable legal fees and disbursements), together with interest thereon from the date of payment of such amount, expense or cost by the Issuer or the Bondholder at the rate set forth in the Bond and such amount, together with such interest, shall become additional indebtedness secured by the Mortgage.

     Section 6.8. Compliance with Articles 31 and 31-B of Tax
Law.

          (a) The Company shall keep true and complete records pertaining to its acquisition of title to the fee or the leasehold estate in and to the Facility, all subsequent transfers of any interests therein or any part thereof and all changes in the controlling interest (by way of changes in stock ownership, capital, profits, beneficial interest or otherwise) in the Company or any related entity which may hereafter own and/or acquire title to the fee or the leasehold estate in and to the Facility, including, but not limited to, a copy of the contract of sale, title report, assignment of lease, closing statement, transferor's affidavit, questionnaire or return, statement of tentative assessment and any other notices or determinations of tax received from the New York State Department of Taxation and Finance, transferor's supplemental return, the date and cost of all "capital improvements" made to the Land, the Improvements or any part thereof and evidence of the payment of any real property transfer gains tax imposed by reason of Article 31-B of the New York Tax Law and the filing of all reports and any other information or documentation required by the New York State Department of Taxation and Finance by reason of said Article or any regulations promulgated thereunder. All such records shall be made available to the Issuer and the Bondholder for inspection from time to time upon their request.

          (b) If any real property transfer gains tax shall be due and payable upon the conveyance of the leasehold estate in and to the Facility pursuant to a judicial sale in any foreclosure action or by deed and/or assignment in lieu of foreclosure, the Company shall, at the request of the Issuer or the Bondholder, (i) provide the Issuer and/or the Bondholder with a copy of all such records and will prepare, execute, deliver and file any affidavits, questionnaires, returns or supplemental returns required of the Company, as transferor, including, but not limited to, a statement in affidavit form as to the "original purchase price" of the fee or the leasehold estate in and to the Facility and the cost of all "capital improvements" made to the Land, the Improvements or any part thereof by the Company or any related entity and the date or dates on which such improvements were made and (ii) pay or cause to be paid any real property transfer gains tax, together with any interest and penalties thereon, which may be due and payable by reason of such conveyance. The Company hereby appoints the Bondholder its true and lawful agent and attorney-in-fact (which appointment shall be deemed to be an agency coupled with an interest), with full power of substitution, to prepare, execute, deliver and file on its behalf any and all affidavits, questionnaires, returns and supplemental returns which the Company, as transferor, has failed or refused to execute and deliver to the Issuer or the Bondholder within thirty (30) days after notice and request therefor.

          (c) If any real property transfer tax shall be due and payable upon the conveyance of the leasehold estate in and to the Facility by the Issuer to the Company pursuant to this Lease, the Company shall, (i) provide the Issuer with a copy of all such records, and will prepare, execute, deliver and file any affidavits, questionnaires, returns, or supplemental returns required of the Company, as transferee, and (ii) pay or cause to be paid any real property transfer tax, together with any interest and penalties thereon, which may be due and payable by reason of conveyance. The Company hereby appoints the Bondholder its true and lawful agent and attorney-in-fact (which appointment shall be deemed to be an agency coupled with an interest), with full power of substitution, to prepare, execute, deliver and file on its behalf any and all affidavits, questionnaires, returns and supplemental returns which the Company, as transferee, has failed or refused to execute and deliver to the Issuer or the Bondholder within thirty (30) days after notice and request therefor.

                           ARTICLE VII

              DAMAGE, DESTRUCTION AND CONDEMNATION


          Section 7.1 Damage or Destruction of the Facility.

          (a) If the Facility shall be damaged or destroyed (in whole or in part) at any time during the Lease Term:

               (i)  the Issuer shall have no obligation to
          replace, repair, rebuild, restore or relocate the Facility; and

               (ii) there shall be no abatement or reduction in the amounts payable by the Company under this Lease
          Agreement (whether or not the Facility is replaced, repaired, rebuilt or restored); and

               (iii)  upon the occurrence of such damage or
          destruction, the Net Proceeds derived from the insurance shall be paid to the Bondholder and deposited in the Renewal Fund and except as otherwise provided in
          Section 11.1 and subsection (f) hereof, the Company shall at its option either (A) replace, repair, rebuild or restore the Facility or (B) prepay a portion of the Bond in a principal amount equal to such Net Proceeds in accordance with the Bond Purchase Agreement.

          If the Company replaces, repairs, rebuilds or restores the Facility, the Bondholder shall disburse the Net Proceeds from the Renewal Fund in the manner set forth in Section 4.06 of the Bond Purchase Agreement to pay or reimburse the Company for the cost of such replacement, repair, rebuilding or restoration.

          (b) Any such replacements, repairs, rebuilding or restorations shall be subject to the following conditions:

               (i) the Facility shall be in substantially the same condition and value as an operating entity as existed prior to the damage or destruction;

               (ii) the Facility shall continue to constitute a "project" as such term is defined in the Act; and

               (iii) the Facility will be subject to no Liens, other than Permitted Encumbrances.

          (c) All such repair, replacement, rebuilding or restoration of the Facility shall be effected with due diligence in a good and workmanlike manner in compliance with all applicable legal requirements and be promptly and fully paid for Company in accordance with the terms of the applicable contracts.

          (d) In the event such Net Proceeds are not sufficient to pay in full the costs of such replacement, repair, rebuilding or restoration the Company shall nonetheless complete the work and pay from its own moneys that portion of the costs thereof in excess of such Net Proceeds. All such replacements, repairs, rebuilding, restoration or relocations made pursuant to this Section, whether or not requiring the expenditure of the Company's own money, shall automatically become a part of the Facility as if the same were specifically described herein.

          (e) Any balance of such Net Proceeds remaining in the Renewal Fund after payment of all costs of replacement, repair, rebuilding or restoration shall be used to prepay the Bond as provided in the Bond Purchase Agreement.

          (f) If the Company shall exercise its option to terminate this Lease Agreement pursuant to Section 11.1 hereof such Net Proceeds shall be applied to the payment of the amounts required to be paid by Section 11.2 hereof. If an Event of Default hereunder shall have occurred and the Bondholder shall have exercised its remedies under Section 10.2 hereof such Net Proceeds shall be applied to the payment of the amounts required to be paid by Section 10.2 and Section 10.4 hereof.

          (g) If the entire amount of the Bond and interest thereon has been fully paid, or provision therefor has been made in accordance with the Bond Purchase Agreement, all such remaining Net Proceeds shall be paid to the Company.

          (h) Except upon the occurrence of an Event of Default, the Company with the consent of the Bondholder shall have the right to settle and adjust all claims under any policies of insurance required by Section 6.4(a), and (e) hereof on behalf of the Issuer and on its own behalf.

          Section 7.2 Condemnation.

          (a) If title to or use of the Facility shall be taken by Condemnation (in whole or in part) at any time during the Lease Term:

               (i)  the Issuer shall have no obligation to
          replace, repair, rebuild, restore or relocate the Facility or acquire, by construction or otherwise, facilities of substantially the same nature as the Facility ("Substitute Facilities,,); and

               (ii) there shall be no abatement or reduction in the amounts payable by the Company under this Lease Agreement (whether or not the Facility is replaced, repaired, rebuilt, restored or relocated or Substitute Facilities acquired); and

               (iii) upon the occurrence of such Condemnation, the Net Proceeds derived therefrom shall be paid to the Bondholder and deposited in the Renewal Fund and except as otherwise provided in Section 11.1 and subsection
          (f) hereof, the Company shall either:

                    (A)  replace, repair, rebuild, restore or
               relocate the Facility or acquire Substitute
               Facilities, or

                    (B)  prepay a portion of the Bond in an
               amount equal to such Net Proceeds in accordance with the Bond Purchase Agreement.

          If the Company replaces, repairs, rebuilds, restores or relocates the Facility or acquires Substitute Facilities, the Bondholder shall disburse the Net Proceeds from the Renewal Fund in the manner set forth in Section 4.06 of the Bond Purchase Agreement to pay or reimburse the Company for the cost of such replacement, repair, rebuilding, restoration, relocation or acquisition of Substitute Facilities.

          (b) Any such replacements, repairs, rebuilding, restorations, relocations or acquisitions of Substitute
Facilities shall be subject to the following conditions:


               (i) the Facility or the Substitute Facilities shall be in substantially the same condition and value as an operating entity as existed prior to the condemnation;

               (ii) the Facility or the Substitute Facilities shall continue to constitute a "project" as such term is defined in the Act; and

               (iii) the Facility or the Substitute Facilities will be subject to no Liens, other than Permitted
          Encumbrances.

          (c) All such repair, replacement, rebuilding, restoration or relocation of the Facility shall be effected with due diligence in a good and workmanlike manner in compliance with all applicable legal requirements and be promptly and fully paid for by the Company in accordance with the terms of the applicable contracts.

          (d) In the event such Net Proceeds are not sufficient to pay in full the costs of such replacement, repair, rebuilding, restoration, relocation or acquisition of Substitute Facilities, the Company shall nonetheless complete the work or the acquisition and pay from its own moneys that portion of the costs thereof in excess of such Net Proceeds. All such replacements, repairs, rebuilding, restoration, relocations and such acquisition of Substitute Facilities made pursuant to this Section, whether or not requiring the expenditure of the

Company's own money, shall automatically become a part of the Facility as if the same were specifically described herein.

          (e) Any balance of such Net Proceeds remaining in the Renewal Fund after payment of all costs of replacement, repair, rebuilding, restoration, relocation or acquisition of Substitute Facilities shall be used to redeem the Bonds as provided in the Bond Purchase Agreement.

          (f) If the Company shall exercise its option to terminate this Lease Agreement pursuant to Section 11.1 hereof such Net Proceeds shall be applied to the payment of the amounts required to be paid by Section 11.2 hereof. If any Event of Default hereunder shall have occurred and the Bondholder shall have exercised its remedies under Section 10.2 hereof such Net Proceeds shall be applied to the payment of the amounts required to be paid by Section 10.2 and Section 10.4 hereof.

          (g) If the entire amount of the Bond and interest thereon has been fully paid, or provision therefor has been made in accordance with the Bond Purchase Agreement, all such remaining Net Proceeds shall be paid to the Company.

          (h) Except upon the occurrence of an Event of Default, the Company shall have the right to settle and adjust all claims under any Condemnation proceedings on behalf of the Issuer and on its own behalf.

          Section 7.3 Condemnation of Company-owned Property.
The Company shall be entitled to the proceeds of any Condemnation award or portion thereof made for damage to or taking of any Property which, at the time of such damage or taking, is not part of the Facility.

          Section 7.4 Recovery Against Contractor, Etc.

          (a) If at any time during the Lease Term, provided no Event of Default under Section 10.1 has occurred, proceeds shall become available from any recovery against a contractor, subcontractor, materialman or other Person with respect to the Facility, such proceeds shall be deposited in the Renewal Fund and be applied as follows:

               (i) if received prior to the Completion Date, the Net Proceeds of such recovery shall be applied in the manner and subject to the conditions set forth in Sections 4.03 and 4.04 of the Bond Purchase Agreement to the Costs of the Facility as if such proceeds were deposited in the Construction Fund and the balance remaining in the Renewal Fund, if any, shall be applied to redeem the Bond pursuant to the Bond Purchase Agreement;

               (ii) if received subsequent to the Completion Date, the Net Proceeds of such recovery shall be paid to the Company as reimbursement for the Costs of the Facility which were not paid out of Bond Proceeds upon requisitions by the Company substantially in accordance with Section 4.03 and Section 4.04 of the Bond Purchase Agreement with such variations as are appropriate and the balance remaining in the Renewal Fund, if any, shall be applied to redeem the Bond pursuant to the Bond Purchase Agreement.

          (b)  After the occurrence of an Event of Default under
Section 10.1 hereof, the proceeds of any such recovery against a contractor, subcontractor, materialman, or other Person with respect to the Facility shall be applied as provided in Section
10.2 hereof.

          (c) If the entire amount of the Bond and interest thereon have been fully paid, or provision therefor has been made in accordance with the Bond Purchase Agreement, the surplus thereof shall be paid to the Company for its business purposes.

          (d) Except upon the occurrence of an Event of Default, the Company shall have the right to settle and adjust all claims against such contractors, subcontractors, materialmen or other
Persons.

          Section 7.5 Waiver of Real Property Law Section 227.
The Company hereby waives the provisions of Section 227 of the Real Property Law of the State or any law of like import now or hereafter in effect.

                          ARTICLE VIII

                        SPECIAL COVENANTS


          Section 8.1 No Warranty of Condition or Suitability by Issuer. THE ISSUER MAKES NO WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE CONDITION, TITLE, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS OF THE FACILITY OR THAT IT IS OR WILL BE SUITABLE FOR THE COMPANY'S PURPOSES OR NEEDS.

          Section 8.2 Hold Harmless Provisions.

          (a) The Company agrees that the Issuer shall not be liable for and agrees to defend, indemnify, release and hold the Issuer harmless from and against any and all (i) liability for loss or damage to Property or injury to or death of any and all Persons that may be occasioned by, directly or indirectly, any cause whatsoever pertaining to the Facility or arising by reason of or in connection with the occupation or the use thereof or the presence of any Person or Property on, in or about the Facility or the Land or (ii) liability arising from or expense incurred by the Issuer's financing, acquisition, renovation and equipping, owning and leasing of the Facility, including without limiting the generality of the foregoing, all claims arising from the breach by the Company of any of its covenants contained herein, the exercise by the Company of the authority conferred upon it pursuant to Section 4.1(d) of this Lease Agreement and all causes of action and attorneys' fees and any other expenses incurred in defending any suits or actions which may arise as a result of any of the foregoing, provided that any such losses, damages, liabilities or expenses of the Issuer are not incurred or do not result from the gross negligence or intentional or willful wrongdoing of the Issuer or any of its members, agents or employees. The foregoing indemnities shall apply notwithstanding the fault or negligence in part of the Issuer or any of its members, directors, officers, agents or employees and irrespective of the breach of a statutory obligation or the application of any rule of comparative or apportioned liability. The foregoing indemnities are limited only to the extent of any prohibitions imposed by law.

          (b) Notwithstanding any other provisions of this Lease Agreement, the obligations of the Company pursuant to this
Section 8.2 shall remain in full force and effect after the termination of this Lease Agreement until the expiration of the period stated in the applicable statute of limitations during which a claim, cause of action or prosecution relating to the matters herein described may be brought and payment in full or the satisfaction of such claim, cause of action or prosecution relating to the matters herein described and the payment of all expenses and charges incurred by the Issuer, or its respective directors, officers, agents and employees, relating to the enforcement of the provisions herein specified.

          (c) In the event of any claim against the Issuer, the Bondholder or their respective members, directors, officers, agents or employees by any employee or contractor of the Company or anyone directly or indirectly employed by any of them or anyone for whose acts any of them may be liable, the obligations of the Company hereunder shall not be limited in any way by any limitation on the amount or type of damages, compensation, disability benefits or other employee benefit acts.

          Section 8.3 Right to Inspect Facility. The Issuer and the Bondholder and the duly authorized agents of either of them shall have the right at all reasonable times to inspect the Facility.

          Section 8.4 Company to Maintain Its Existence. The Company agrees that during the Lease Term it will maintain its existence, will not dissolve, liquidate or otherwise dispose of substantially all of its assets and will not consolidate with or merge into another corporation or permit one or more corporations to consolidate with or merge into it.

          Section 8.5 Qualification in State. The Company throughout the Lease Term shall continue to be duly authorized to do business in the State.

          Section 8.6 Agreement to File Annual Statements and Provide Information. The Company shall file with the New York State Department of Taxation and Finance an annual statement of the value of all sales and use tax exemptions claimed in connection with the Facility in compliance with Section 874(8) of the New York State General Municipal Law. The Company shall submit a copy of such annual statement to the Issuer at the time of filing with the Department of Taxation and Finance. The Company further agrees whenever requested by the Issuer to provide and certify or cause to be provided and certified such information concerning the Company, its finances, its operations and its affairs necessary to enable the Issuer to make any report required by law, governmental regulation or any of the Issuer Documents or Company Documents.

          Section 8.7 Books of Record and Account: Financial Statements. The Company at all times agrees to maintain proper accounts, records and books in which full and correct entries shall be made, in accordance with generally accepted accounting principles, of all transactions and events relating to the business and affairs of the Company. The Company shall furnish to the Issuer and to the Bondholder within thirty (30) days of their filing, copies of all reports, if any, filed with the Securities and Exchange Commission, pursuant to the Securities Exchange Act of 1934, as amended, relative to the Company.

          Section 8.8 Compliance With Orders, Ordinances, Etc.

          (a) The Company, throughout the Lease Term, agrees that it will promptly comply, and cause any sublessee or occupant of the Facility to comply, with all statutes, codes, laws, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements, ordinary or extraordinary, which now or at any time hereafter may be applicable to the Facility or any part thereof or to the acquisition, renovation and equipping thereof, or to any use, manner of use or condition of the Facility or any part thereof, of all federal, state, county, municipal and other governments, departments, commissions, boards, courts, authorities, officials and officers and companies or associations insuring the premises having jurisdiction of the Facility or any part thereof, or to the acquisition, renovation and equipping thereof, or to any use, manner of use or condition of the Facility or any part thereof.

          (b) The Company shall keep or cause the Facility to be kept free of Hazardous Materials (as defined hereinafter) and Hazardous Substances. Without limiting the foregoing, the Company shall not cause or permit the Facility to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials and Hazardous Substances, except in compliance with all applicable federal, state and local laws or regulations, nor shall the Company cause or permit, as a result of any intentional or unintentional act or omission on the part of the Company or any contractor, subcontractor, tenant or subtenant, a release of Hazardous Materials and Hazardous Substances onto the Facility or onto any other property. The Company shall comply with and ensure compliance by all contractors, subcontractors, tenants and subtenants with all applicable federal, state and local laws, ordinances, rules and regulations, whenever and by whomever ,triggered, and shall obtain and comply with, and ensure that all contractors, subcontractors, tenants and subtenants obtain and comply with, any and all approvals, registrations or permits required thereunder. The Company shall (a) conduct and complete all investigations, studies, sampling, and testing, and all remedial, removal, and other actions necessary to clean up and remove all Hazardous Materials and Hazardous Substances, on, from, or affecting the Facility (i) in accordance with all applicable federal, state, and local laws, ordinances, rules, regulations, and policies, (ii) to the satisfaction of the Bondholder and the Issuer and (iii) in accordance with the orders and directives of all federal, state, and local governmental authorities; and (b) defend, indemnify, and hold harmless the Bondholder and the Issuer, their employees, agents, officers, and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to (i) the presence, disposal, release, or threatened release of any Hazardous Materials and Hazardous Substances which are on, from or affecting the soil, water, vegetation, buildings, personal property, persons, animals, or otherwise, (ii) any bodily injury, personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials and Hazardous Substances, (iii) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials and Hazardous Substances, and/or (iv) any violation of laws, orders, regulations, requirements, or demands of government authorities, or any policies or requirements of the Bondholder and the Issuer, which are based upon or in any way related to such Hazardous Materials and Hazardous Substances, including, without limitation, attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses. For purposes of this Section, "Hazardous Materials" includes, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Superfund Amendments and Reauthorization Act of 1986 (Pub.L. No. 99-499, 100 stat. 1613
(1986), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), and in the regulations adopted and publications promulgated pursuant thereto, or any other federal, state or local environmental law, ordinance, rule, or regulation. The provisions of this Section shall be in addition to any and all other obligations and liabilities the Company may have to the Bondholder at common law, and shall survive the transactions contemplated herein.

          (c) Notwithstanding the provisions of subsections (a) and (b) hereof, the Company may in good faith contest the validity or the applicability of any requirement of the nature referred to in such subsections (a) and (b) by appropriate legal proceedings conducted in good faith and with due diligence. In such event, the Company may fail to comply with the requirement or requirements so contested during the period of such contest and any appeal therefrom, unless the Issuer or the Bondholder shall notify the Company that by failure to comply with such requirement or requirements, the Facility or any part thereof may be subject to loss, penalty or forfeiture, in which event the Company shall promptly take such action with respect thereto or provide such security as shall be satisfactory to the Bondholder and to the Issuer. If at any time the then existing use or occupancy of the Facility shall, pursuant to any zoning or other law, ordinance or regulation, be permitted only so long as such occupancy shall continue, the Company shall use its best efforts to not cause or permit such use or occupancy to be discontinued without the prior written consent of the Issuer and the Bondholder.

          (d) Notwithstanding the provisions of this Section 8.8, if, because of a breach or violation of the provisions of subsections (a) or (b) hereof (without giving effect to subsection (c) hereof), either the Issuer, the Bondholder, or any of their respective members, directors, officers, agents, or employees, shall be threatened with a fine, liability, expense or imprisonment, then, upon notice from the Issuer or the Bondholder, the Company shall immediately provide legal protection and/or pay amounts necessary in the opinion of the Issuer or the Bondholder, as the case may be, and their respective members, directors, officers, agents and employees deem sufficient, to the extent permitted by applicable law, to remove the threat of such fine, liability, expense or imprisonment.

          (e) Notwithstanding any provisions of this Section, the Bondholder and the Issuer retain the right to defend themselves in any action or actions which are based upon or in any way related to such Hazardous Materials. In any such defense of themselves, the Bondholder and the Issuer shall each select their own counsel, and any and all costs of such defense, including, without limitation, attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses, shall be paid by the Company.

          Section 8.9 Discharge of Liens and Encumbrances.

          (a) The Company, throughout the Lease Term, shall not permit or create or suffer to be permitted or created any Lien, except for Permitted Encumbrances, upon the Facility or any part thereof by reason of any labor, services or materials rendered or supplied or claimed to be rendered or supplied with respect to the Facility or any part thereof.

          (b) Notwithstanding the provisions of subsection (a) hereof, the Company may in good faith contest any such Lien. In such event, the Company may permit the items so contested to remain undischarged and unsatisfied during the period of such contest and any appeal therefrom, unless the Issuer or the Bondholder shall notify the Company that by nonpayment of any such item or items, the lien of the Mortgage may be materially endangered or the Facility or any part thereof may be subject to loss or forfeiture, in which event the Company shall promptly secure payment of all such unpaid items by filing a bond, in form and substance satisfactory to the Bondholder, thereby causing such Lien to be removed or by taking such other actions as may be satisfactory to the Bondholder to protect its interests. Mechanics' Liens shall be discharged or bonded within thirty (30) days of the filing or perfection thereof.

          Section 8.10 Identification of Equipment. All Equipment which is or may become the Property of the Issuer pursuant to the provisions of this Lease Agreement shall be properly identified by the Company by such appropriate records, including computerized records. All Equipment and other Property of whatever nature affixed or attached to the Land or used or to be used by the Company in connection with the Land or the Improvements shall be deemed presumptively to be owned by the Issuer, rather than the Company, unless the same were utilized for purposes of construction of the Facility or were installed by the Company and title thereto was retained by the Company as provided in Section 6.2 of this Lease Agreement and such Equipment and other Property were properly identified by such appropriate records.

          Section 8.11 Depreciation Deductions and Investment Tax Credit. The parties agree that, as between them, the Company shall be entitled to all depreciation deductions with respect to any depreciable property comprising a part of the Facility pursuant to Section 167 or Section 168 of the Code and to any investment credit pursuant to Section 38 of the Code with respect to any part of the Facility which constitutes "Section 38 Property".

          Section 8.12 Employment Opportunities; Notice of Jobs. The Company covenants and agrees that, in consideration of the participation of the Issuer in the transactions contemplated herein, it will, except as otherwise provided by collective bargaining contracts or agreements to which it is a party, cause any new employment opportunities created in connection with the Facility to be listed with the New York State Department of Labor, Community Services Division and with the administrative entity of the service delivery area created pursuant to the Job Training Partnership Act (PL 97-300) in which the Facility is located (collectively, the "Referral Agencies"). The Company also agrees that it will, except as otherwise provided by collective bargaining contracts or agreements to which it is a party, first consider for such new employment opportunities persons eligible to participate in federal job training partnership (PL 97-300) programs who shall be referred by the Referral Agencies.

                           ARTICLE IX

              RELEASE OF CERTAIN LAND; ASSIGNMENTS
               AND SUBLEASING; PLEDGE OF INTERESTS


          Section 9.1 Restriction on Sale of Facility; Release of
Certain Land.

          (a)  Except as otherwise specifically provided in this
Article IX and in Article X hereof, the Issuer shall not sell, convey, transfer, encumber or otherwise dispose of the Facility or any part thereof or any of its rights under this Lease Agreement, without the prior written consent of the Company and the Bondholder.

          (b) The Issuer and the Company from time to time may release from the provisions of this Lease Agreement and the leasehold estate created hereby any part of, or interest in, the Land which is not necessary, desirable or useful for the Facility. In such event, the Issuer, at the Company's sole cost and expense, shall execute and deliver, and request the Bondholder to execute and deliver, any and all instruments necessary or appropriate to so release such part of, or interest in, the Land and convey such title thereto or interest therein to the Company or such other Person as the Company may designate.
As a condition to such conveyance, the Bondholder shall be provided with a copy of the instrument transferring such title or interest in such Land.

          (c) No conveyance of any part of, or interest in the Land effected under the provisions of this Section 9.1 shall entitle the Company to any abatement or diminution of the rents payable by it under this Lease Agreement.

          Section 9.2 Removal of Equipment.

          (a) The Issuer shall not be under any obligation to remove, repair or replace any inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary item of Equipment. In any instance where the Company determines that any item of Equipment has become inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary, the Company, may remove such items from the Facility and may sell, trade-in, exchange or otherwise dispose of the same, as a whole or in part, provided that such removal will not materially impair the operation of the Facility for the purpose for which it is intended or change the nature of the Facility so that it does not constitute a "project" under the Act.

          (b) The Issuer shall execute and deliver to the Company all instruments necessary or appropriate to enable the Company to sell or otherwise dispose of any such item of Equipment. The Company shall pay any costs (including counsel fees) incurred in transferring title to any item of Equipment removed pursuant to this Section 9.2.

          (c) The removal of any item of Equipment pursuant to this Section shall not entitle the Company to any abatement or diminution of the rents payable by it under this Lease Agreement or any abatement or diminution of the amounts payable by it under the PILOT Agreement.

          Section 9.3 Assignment and Subleasing.

          (a) This Lease Agreement may not be assigned, in whole or in part, and the Facility may not be subleased, in whole or in part, without the prior written consent of the Issuer in each instance which consent will not be unreasonably withheld or delayed. The Agency hereby expressly consents to the Sublease between the Company and the Sublessee. Any assignment or sublease shall be on the following conditions:

               (i) no assignment or sublease shall relieve the Company from primary liability for any of its obligations hereunder;

               (ii) the assignee or sublessee shall assume the obligations of the Company hereunder to the extent of the interest assigned or subleased;

               (iii) the Company shall, within ten (10) days after the delivery thereof, furnish or cause to be furnished to the Issuer a true and complete copy of such assignment or sublease and the instrument of assumption;

               (iv) neither the validity nor the enforceability of the Bond or any Bond Document shall be adversely affected thereby; and

               (v) the Facility shall continue to constitute a "project" as such quoted term is defined in the Act.

          (b) If the Bondholder or the Issuer shall so request, as of the purported effective date of any assignment or sublease pursuant to subsection (a) of this Section 9.3, the Company at its cost shall furnish the Bondholder or the Issuer, as appropriate, with an opinion, in form and substance satisfactory to the Issuer, (i) of Bond Counsel as to item (v) above, and (ii) of Independent Counsel as to items (i), (ii) and (iv) above.

          Section 9.4 Mortgage of Facility; Pledge of Issuer's Interests to Bondholder. The Issuer and the Company have mortgaged their respective right, title and interest to the Bondholder as security for the payment of the principal of, and premium, if any, and interest on the Bond. The Issuer shall pledge and assign its rights to and interest in this Lease Agreement and in all amounts payable by the Company pursuant to
Section 5.3 hereof and all other provisions of this Lease Agreement (other than Unassigned Rights), to the Bondholder as security for the payment of the principal of, and premium, if any, and interest on the Bond. The Company hereby acknowledges and consents to such mortgage pledge and assignment by the Issuer. Notwithstanding the foregoing, all indemnities herein contained shall subsequent to such pledge and assignment continue to run to the Issuer for its benefit as well as for the benefit of the Bondholder.

          Section 9.5 Merger of Issuer.

          (a) Nothing contained in this Lease Agreement shall prevent the consolidation of the Issuer with, or merger of the Issuer into, or transfer of title to the entire Facility to any other public benefit corporation or political subdivision which has the legal authority to own and lease the Facility, provided that upon any such consolidation, merger or transfer, the due and punctual performance and observance of all the agreements and conditions of this Lease Agreement to be kept and performed by the Issuer shall be expressly assumed in writing by the public benefit corporation or political subdivision resulting from such consolidation or surviving such merger or to which the Facility shall be transferred.

          (b) Within thirty (30) days after the consummation of any such consolidation, merger or transfer of title, the Issuer shall give notice thereof in reasonable detail to the Company and the Bondholder and shall furnish to the Company and the Bondholder a favorable opinion of Independent Counsel as to compliance with the provisions of Section 9.5(a) hereof. The Issuer promptly shall furnish such additional information with respect to any such transaction as the Company or the Bondholder may reasonably request.

                            ARTICLE X

                 EVENTS OF DEFAULT AND REMEDIES


          Section 10.1 Events of Default Defined.

          (a) The following shall be "Events of Default" under this Lease Agreement:

               (i) the failure by the Company to pay or cause to be paid on the date due or within the applicable grace period, the amount specified to be paid pursuant to
          Section 5.3(a) hereof;

               (ii) the failure by the Company to pay or cause to be paid any sums pursuant to S 5.3(b) hereof for a period of sixty (60) days after written notice given to the Company by the Issuer;

               (iii) the failure by the Company to observe and perform any covenant contained in Section 9.3 hereof;

               (v) the failure by the Company to comply with the terms and conditions of the PILOT Agreement for a period of sixty (60) days after written notice, specifying such failure and requesting that it be remedied, given to the Company by the Issuer;

               (iv) any representation or warranty of the Company herein or in the Bond Purchase Agreement shall prove to have been false or misleading in any material respect;

               (vi) the failure by the Company to observe and perform any covenant, condition or agreement hereunder on its part to be observed or performed (except obligations referred to in 10.1(a)(i), (ii), (iii),
          (iv) and (v)) for a period of thirty (30) days after written notice, specifying such failure and requesting that it be remedied, given to the Company by the Issuer or the Bondholder;

               (vii)  the dissolution or liquidation of the
          Company; or the failure by the Company to release, stay, discharge, lift or bond within thirty (30) days any execution, garnishment, judgment or attachment of such consequence as may impair its ability to carry on its operations; or the failure by the Company generally to pay its debts as they become due; or an assignment by the Company for the benefit of creditors; the commencement by the Company (as the debtor) of a case Bankruptcy or any proceeding under any other insolvency law; or the commencement of a case in Bankruptcy or any proceeding under any other insolvency law against the Company (as the debtor) and a court having jurisdiction in the premises enters a decree or order for relief against the Company as the debtor in such case or proceeding, or such case or proceeding is consented to by the Company or remains undismissed for forty (40) days, or the Company consents to or admits the material allegations against it in any such case or proceeding; or a bondholder, receiver or agent (however named) is appointed or authorized to take charge of substantially all of the property of the Company for the purpose of enforcing a lien against such Property or for the purpose of general administration of such Property for the benefit of creditors;

               (viii)  an Event of Default under the Bond
          Purchase Agreement shall have occurred and be continuing; or

               (ix)  the invalidity, illegality or
          unenforceability of any material term of any of the Bond Documents.

          (b) Notwithstanding the provisions of Section 10.1(a), if by reason of force majeure any party hereto shall be unable in whole or in part to carry out its obligations under Sections 4.1 and 6.1 of this Lease Agreement and if such party shall give notice and full particulars of such force majeure in writing to the other party and to the Bondholder, within a reasonable time after the occurrence of the event or cause relied upon, such obligations under this Lease Agreement of the party giving such notice (and only such obligations), so far as they are affected by such force majeure, shall be suspended during continuance of the inability, which shall include a reasonable time for the removal of the effect thereof. The term "force majeure" as used herein shall include, without limitation, acts of God, strikes, lockouts or other industrial disturbances, acts of public enemies acts, priorities or orders of any kind of the government of the United States of America or of the State or any of their departments, agencies, governmental subdivisions, or officials, any civil or military authority, insurrections, riots, epidemics, landslides, lightning, earthquakes, fire, hurricanes, storms, floods, washouts, droughts, arrests, restraint of government and people, civil disturbances, explosions, breakage or accident to machinery, transmission pipes or canals, shortages of labor or materials or delays of carriers, partial or entire failure of utilities, shortage of energy or any other cause or event not reasonably within the control of the party claiming such inability and not due to its fault. The party claiming such inability shall remove the cause for the same with all reasonable promptness. It is agreed that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the party having difficulty, and the party having difficulty shall not be required to settle any strike, lockout and other industrial disturbances by acceding to the demands of the opposing party or parties.

          Section 10.2 Remedies on Default.

          (a) Whenever any Event of Default shall have occurred, the Issuer may on ten (10) days written notice to the Company, terminate the Lease Term and transfer the Facility to the Company or its designee pursuant to Sections 11.1B and 11.3 hereof:

          (b)  Reserved

          (c) Any sums payable to the Issuer as a consequence of any action taken pursuant to this Section 10.2 (other than those sums attributable to Unassigned Rights) shall be paid to the and Bondholder applied to the payment of the Bond.

          (d) Reserved

          Section 10.3 Remedies Cumulative. No remedy herein conferred upon or reserved to the Issuer or the Bondholder is intended to be exclusive of any other available remedy, but each and every such remedy shall be cumulative and in addition to every other remedy given under this Lease Agreement or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer or the Bondholder, as appropriate, to exercise any remedy reserved to it in this Article X, it shall not be necessary to give any notice, other than such notice as may be herein expressly required in this Lease Agreement.

          Section 10.4 Agreement to Pay Attorneys' Fees and Expenses. In the event the Company should default under any of the provisions of this Lease Agreement and the Issuer should employ attorneys or incur other expenses for the collection of amounts payable hereunder or the enforcement of performance or observance of any obligations or agreements on the part of the Company herein contained, the Company shall, on demand therefor, pay to the Issuer the reasonable fees of such attorneys and such other expenses so incurred.

          Section 10.5 No Additional Waiver Implied by one Waiver. In the event any agreement contained herein should be breached by any party and thereafter waived by any other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

                           ARTICLE XI

              EARLY TERMINATION OF LEASE AGREEMENT;
                   OPTION IN FAVOR OF COMPANY


          Section 11.1A Voluntary Termination of Lease Agreement. The Company shall have the option to terminate this Lease Agreement at any time that the Bond is subject to prepayment in whole under the Bond Purchase Agreement and upon filing with the Issuer and the Bondholder a certificate signed by an Authorized Representative of the Company stating the Company's intention to do so pursuant to this Section and the date upon which such payment shall be made (which date shall not be less than 20 nor more than 90 days from the date such certificate is filed) and upon compliance with the requirements set forth in Section 11.2A hereof.

          Section 11.1B Mandatory Termination of Lease Agreement. In the event that an Event of Default has occurred hereunder, the Issuer may terminate the Lease Agreement and the Facility shall be conveyed to the Company pursuant to Section 11.3 hereof.

          Section 11.2A Conditions to Voluntary Termination of
Lease Agreement. In the event the Company exercises its option to terminate this Lease Agreement in accordance with the provisions of Section 11.1A hereof, the Company shall make the following payments, as applicable:

          (a) To the Bondholder for the account of the Issuer: an amount certified by the Bondholder which, when added to the total amount on deposit with the Bondholder for the account of the Issuer and the Company and available for such purpose, will be sufficient to pay the principal of, premium, if any, interest and any other sums on the Bond.

          (b) To the Issuer: an amount certified by the Issuer sufficient to pay all unpaid fees and expenses of the Issuer incurred under the Bond Documents.

          (c) To the appropriate Person: an amount sufficient to pay all other fees, expenses or charges, if any, due and payable or to become due and payable under the Bond Documents.

          Section 11.2B Conditions to Mandatory Termination of Lease Agreement. In the event that the Issuer terminates the Lease Agreement in accordance with the provisions of Section 11.1B, the Company shall make a payment to the Issuer of an amount certified as of the termination date by the Issuer sufficient to pay all unpaid fees and expenses of the Issuer incurred under the Bond Documents to the date of termination. if the Bonds remain outstanding subsequent to any such termination, notwithstanding the termination of the Lease Agreement, the Company agrees that it shall be contractually obligated to pay to the Issuer, within ten (10) days of the receipt of demand therefor, any reasonable expenses incurred by the Issuer incurred in connection with the carrying out of the Issuer's duties and obligations (it being expressly understood that any such expenses shall not include any amounts due pursuant to the terms and conditions of the Bonds) under the Issuer Documents subsequent to said termination date. In the event that the Company should fail to make any required payment under this Section and the Issuer employs attorneys or incurs expenses for the collection of amounts payable hereunder, the Company shall, in addition, on demand pay to the Issuer the reasonable fees of such attorneys and such other reasonable and customary expenses so incurred. This Section shall survive the termination of the Lease Agreement and the Company (including each general partner thereof) shall be fully liable for any and all payments which may become due hereunder.

          Section 11.3 Obligation to Purchase Facility. Upon termination or expiration of the Lease Term, in accordance with Sections 5.2 or 11.1A or 11.1B hereof, the Issuer will sell and the Company or its designee shall purchase the Facility from the Issuer for the purchase price of One Dollar ($1.00) plus all unpaid payments in lieu of taxes pursuant to the PILOT Agreement through the date upon which this Lease Agreement terminates or expires. The Company shall purchase the Facility by giving written notice to the Issuer and to the Bondholder (which may be contained in the certificate referred to in Section 11.1A hereof)
(i) declaring the Company's election to purchase and (ii) fixing the date of closing such purchase, which shall be the date on which this Lease Agreement is to be terminated.

          Section 11.4 Conveyance on Purchase. At the closing of any purchase of the Facility pursuant to Section 11.3 hereof, the Issuer shall, upon receipt of the purchase price of One Dollar ($1.00), deliver and request the Bondholder to deliver to the Company all necessary documents (i) to convey to the Company title to the Property being purchased, as such Property exists, subject only to the following: (A) any Liens to which title to such Property was subject when conveyed to the Issuer, (B) any Liens created at the request of the Company, to the creation of which the Company consented or in the creation of which the Company acquiesced, (C) any Permitted Encumbrances and (D) any Liens resulting from the failure of the Company to perform or observe any of the agreements on its part contained in this Lease Agreement or arising out of an Event of Default hereunder, (ii) to release and convey to the Company all of the Issuer's rights and interest in and to any rights of action or any Net Proceeds of insurance or Condemnation awards with respect to the Facility (but not including any Unassigned Rights).

          (b) At the closing of any purchase of the Facility pursuant to Sections 11.1B and 11.3 hereof, the Issuer shall deliver to the Company all necessary documents (and the Company shall accept the same, and in the event that the Company refuses to accept the same, the recording of a quitclaim deed subject to all then existing Liens (including all Permitted Encumbrances) in the Suffolk County Clerk's Office conveying title from the Issuer to the Company shall be deemed delivery of title to the Company and the Company hereby expressly waives any and all objections which it may have, now or in the future, to such procedure) (i) to convey title to Facility as it then exists, (ii) terminating the Lease Agreement, and (iii) releasing all of the Issuer's rights or interest in and to any Net Proceeds of insurance or Condemnation awards with respect to the Facility (but not including any Unassigned Rights). In the event that the Company fails to make the payment to Issuer described in Section 11.2(A)(b) hereof, the Company shall remain fully and personally liable to the Issuer therefore.

          (c) Notwithstanding the conveyance of the Facility by the Issuer to the Company, the Company shall remain fully and personally liable to the Issuer with respect to any indemnities of the Company in favor of the Issuer contained herein.

          Section 11.5 Amounts Remaining on Deposit with the Bondholder upon Payment of Bond. After payment in full of the principal of, premium, if any, and interest on the Bond and the payment of all fees, charges, expenses and other amounts required to be paid under the Bond Documents, all amounts on deposit with the Bondholder for the account of the Issuer and the Company under the Bond Documents (except for amounts attributable to Unassigned Rights) shall belong to and be paid to the Company by the Bondholder as an overpayment of rent, and neither the Bondholder nor the Owners of the Bond shall have any rights hereunder, except those that shall have theretofore vested.

                           ARTICLE XII

                          MISCELLANEOUS


          Section 12.1 Notices. All notices, certificates and other communications hereunder shall be in writing and shall be either delivered personally or sent by certified mail, postage prepaid, return receipt requested, or sent by overnight courier service addressed as follows or to such other address as any party may specify in writing to the other:

          To the Issuer:

               Suffolk County Industrial Development Agency
               220 Rabro Drive
               P.O. Box 610
               Hauppauge, New York 11788-0099
               Attention:     Administrative Director

          To the Company:

               OLS Holdings, Inc.
               175 Broad Hollow Road
               Melville, New York 11747
               Attention:     General Counsel

          A duplicate copy of each notice, certificate and other written communication given hereunder by either the Issuer or the Company to the other shall also be given to the Bondholder and a duplicate copy of each notice, certificate and any other written communication given hereunder by either the Bondholder or the Issuer to the other shall also be given to the Company at the addresses herein set forth or provided for. Such notice shall be deemed to have been given upon receipt or upon refusal of the party being notified to accept delivery of such notice.

          Section 12.2   Binding Effect.  This Lease Agreement
shall inure to the benefit of and shall be binding upon the parties and their respective successors and assigns.

          Section 12.3 Severability. In the event any provision of this Lease Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

          Section 12.4   Amendments, Changes and Modifications.
This Lease Agreement may not be amended, changed, modified, altered or terminated except in a writing executed by the parties hereto and without the concurring written consent of the Bondholder.

          Section 12.5 Execution of Counterparts. This Lease Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. Only possession of the counterpart marked "Secured Party's Original" shall be effective to perfect the rights of any holder of the Lease as counterparts shall be marked "Duplicate" and no security interest therein can be created except by possession of the "Secured Party's Original" counterpart.

          Section 12.6 Applicable Law. This Lease Agreement shall be governed exclusively by the applicable laws of the State without regard or reference to its conflict of laws principles.

          Section 12.7 List of Additional Equipment; Further
Assurances.

          (a) Upon the Completion Date with respect to the Facility and the installation of all of the Equipment therein, the Company shall prepare and deliver to the Issuer and the Bondholder a schedule listing all of the Equipment not previously described in this Lease Agreement. If requested by the Issuer or the Bondholder, the Company shall thereafter furnish to the Issuer and the Bondholder, within sixty (60) days after the end of each calendar year, a schedule listing all of the Equipment not theretofore previously described herein or in the aforesaid schedule.

          (b) The Issuer and the Company shall execute and deliver all instruments and shall furnish all information necessary or appropriate to perfect or protect any security interest created or contemplated by this Lease Agreement and Bond
Purchase Agreement.

          Section 12.8 Survival of Obligations. This Lease Agreement shall survive the purchase and sale of the Bond and the performance of the obligations of the Company to make payments required by Section 5.3 and all indemnities shall survive the foregoing and any termination or expiration of this Lease Agreement and the payment of the Bond.

          Section 12.9 Table of Contents and Section Headings not Controlling. The Table of Contents and the headings of the several Sections in this Lease Agreement have been prepared for convenience of reference only and shall not control or affect the meaning of or be taken as an interpretation of any provision of this Lease Agreement.

          IN WITNESS WHEREOF, the Issuer and the Company have caused this Lease Agreement to be executed in their respective names by their duly authorized officers, all as of April 1, 1995.


                              SUFFOLK COUNTY INDUSTRIAL
                              DEVELOPMENT AGENCY



                              By
                                ---------------------------------
                                        Bruce E. Ferguson
                                   Its Administrative Director





                              OLS HOLDINGS, INC.



                              By
                                ---------------------------------
                                        Gerald J. Kapalko
                                   Its Executive Vice President

          IN WITNESS WHEREOF, the Issuer and the Company have caused this Lease Agreement to be executed in their respective names by their duly authorized officers, all as of April 1, 1995.



                              SUFFOLK COUNTY INDUSTRIAL
                              DEVELOPMENT AGENCY



                              By
                                ---------------------------------
                                        Bruce E. Ferguson
                                   Its Administrative Director





                              OLS HOLDINGS, INC.


                              By
                                ---------------------------------
                                     Laurin L. Laderoute, Jr.
                                        Its Vice President

STATE OF NEW YORK)
                    SS.:
COUNTY OF SUFFOLK)


          On this 12 day of April, 1995, before me personally came Bruce E. Ferguson, to me known, who, being by me duly sworn, did depose and say that he resides in Jamesport, New York; that he is the Administrative Director of the SUFFOLK COUNTY INDUSTRIAL DEVELOPMENT AGENCY, the public benefit corporation of the State of New York described in and which executed the within Lease Agreement; and that he signed his name thereto by order of the members of said public benefit corporation.




                                   ANTHONY J. CATAPANO
                              NOTARY PUBLIC, State of New York
                              No. 4853562
                              Qualified In Suffolk County
                              Commission Expires Feb. 17, 199 C

STATE OF NEW YORK)
                    SS. :
COUNTY OF NASSAU )



          On this 13th day of April, 1995, before me personally came Laurin L. Laderoute, Jr., to me known, who, being by me duly sworn, did depose and say that he resides at Garden City, New York; that he is the Vice President of OLS HOLDINGS, INC., the business corporation described in and which executed the within Lease Agreement; and that he signed his name thereto by order of the Board of Directors of said corporation.





                                   ------------------------------
                                             Notary Public

                            EXHIBIT A
                            ---------

               LEGAL DESCRIPTION OF REAL PROPERTY


All that certain plot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in Melville, in the Town of Huntington, County of Suffolk and State of New York, being more particularly bounded and described as follows:

BEGINNING on the new southwesterly side of Pinelawn Road
(Wellwood Ave.) (Co. Rd. No. 3) where same is intersected by the southeasterly end of a straight line which connects the southeasterly side of Broadhollow Road (New York State Highway
Route 110, Huntington-Amityville Road, State Highway 794) Said line bearing South 85 degrees 27 minutes 35 seconds West a distance of 25.52 feet;

RUNNING THENCE easterly along the Southwesterly side of Pinelawn
Road the following 5 courses and distances:

1)   South 28 degrees 42 minutes 35 seconds East 374.84 feet;

2) Along an arc of a curve bearing to the right having a radius of 31,068.20 feet a distance of 237.96 feet;

3)   North 61 degrees 56 minutes 05 seconds East 12.00 feet;

4) Along an arc of a curve having a radius of 31,080.20 feet a distance of 111.49 feet;

5)   South 28 degrees 03 minutes 55 seconds East 220.87 feet;

THENCE South 61 degrees 56 minutes 05 seconds West 391.15 feet;

THENCE North 28 degrees 46 minutes 00 seconds West 205.20 feet;

THENCE North 29 degrees 02 minutes 00 seconds West 486.47 feet to the Southeasterly side of Broadhollow Road;

THENCE Northerly along the Southeasterly side of Broadhollow Road the following 2 courses and distances:

1)   North 26 degrees 42 minutes 47 seconds East 256.82 feet;

2) Along an arc of a curve having a radius of 2,356.83 feet a distance of 189.82 feet to the extreme Southwesterly end of the first above mentioned line which connects the Southeasterly side of Broadhollow Road with the Southwesterly side of Pinelawn Road;

THENCE North 85 degrees 27 minutes 35 seconds East 25.52 feet to the Southwesterly side of Pinelawn Road to the point or place of BEGINNING.

                            EXHIBIT B
                            ---------

                            EQUIPMENT


     All equipment, fixtures, machinery, building materials and items of personal property acquired, constructed and installed and/or to be acquired, constructed and installed in connection with the completion of OLS Holdings, Inc./The Olsten Corporation Facility located in Suffolk County, New York, excluding therefrom certain equipment, fixtures, machinery and personal property currently the subject of financing statements as follows:

1. Secured Party - Vicom Computer Services, Inc., 585 Stewart Avenue, Garden City, NY 11530;
     Debtor - The Olsten Corporation 175 Broad Hollow Road,
     Melville, NY 11747;
     Secured Equipment - (1) 3422-A01 Tape Drive; (1) 3840-A22 Tape Drive W/F1511, 1512, 1513; (4) 3480-B22 Tape Drive
     W/F2511;
     Date/Filing - September 22, 1994 in the Suffolk County
     Clerk's Office;

2. Secured Party - American Classic Spec Corp., 1565D Fifth Industrial Court, Bayshore, NY 11706;
     Debtor - Olsten Corp., 175 Broad Hollow Road, Melville, NY 11747; and Lackman Foods, 303 Crossway Park Dr., Woodbury, NY 11797;
     Secured Equipment - Freezer on loan as per agreement on contract on file with secured party; 1 CAR Table Top SER# 8313166;
     Date/Filing - November 1, 1994 in the Suffolk County Clerk's
     Office;

3. Secured Party - Vicom Computer Services, Inc., 585 Stewart Avenue, Garden City, NY 11530;
     Debtor - The Olsten Corporation 175 Broad Hollow Road,
     Melville, NY 11747;
     Secured Equipment - (1) 'LIC' SYS UNIT; (1) DATA LOSS PROTECTION; (1) 12.0 RPR PROCESSOR 64 MB; (2) EIA 232/V.24 TWO-LINE ADPT; (1) 16/4 MBPS TOKEN-RING/HP; (1) SIX LINE COMM CONTROLLER; (1) 32MB MAIN STORAGE; (17) ADDTL DISK UNIT (1.96GB); (1) 16 DISK UNIT STORAGE EXPANSION; (1) SYSTEM UNIT EXPTWR (OPTICAL); (1) BULK 400W POWER SUPPLY; (1) TWINAX WKST CTRL - ENHANCED; (1) 2.5GB 1/4-INCH CART TAPE;
     (1) DSK UNIT CNTRLRFOR RAID; (1) OPT DISK UNIT (1.96GB); (1) MODEM; (1) TAPE ATTACHMENT; (1) OPERATING SYSTEM/400 V3; (1) CLNT ACC/400 FAMILY V3; (1) APP DEV TOOLSET/400 V3; (1) ILE RPG/400 V3; and (1) SQL;
     Date Filing - February 10, 1995 in the Suffolk County Clerk's Office; February 13, 1995 in New York State.